© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Investor Presentation EXHIBIT 99.1

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 2 Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed business combination (“Merger”) between Valley National Bancorp (“Valley”) (NYSE:VLY) and 1st United Bancorp, Inc. (“1st United”) (Nasdaq: FUBC). Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of 1st United with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe including, without limitation; delays in closing the Merger; reaction to the Merger of 1st United’s customers and employees; the diversion of management’s time on issues relating to the Merger; the inability to realize expected cost savings and synergies from the Merger of 1st United with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; changes in the stock price of Valley from the date of the merger announcement to the closing date; material adverse changes in Valley’s or 1st United’s operations or earnings; the inability to retain 1st United’s customers and employees; or a decline in the economy, mainly in New Jersey, New York and Florida, as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2013 and 1st United’s Annual Report on Form 10-K for the year ended December 31, 2013. Neither Valley nor 1st United assumes any obligation for updating any such forward-looking statement at any time.

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 3 Additional Information and Where to Find it This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Valley intends to file a Registration Statement on Form S-4 that will include a joint proxy statement of Valley and 1st United and a prospectus of Valley with the Securities and Exchange Commission. Both Valley and 1st United may file other documents with the SEC regarding the proposed transaction. A definitive joint proxy statement will be mailed to the shareholders of Valley and 1st United. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus and other documents containing information about Valley and 1st United at the Commission’s website at www.sec.gov. These documents may be accessed and downloaded for free at Valley’s website at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or at www.1stunitedbankfl.com or by directing a request to John Marino, President and Chief Financial Officer, 1st United Bancorp, Inc. at One N. Federal Highway, Boca Raton, Florida 33432, telephone (561) 362-3435. Participants in the Solicitation This communication is not a solicitation of a proxy from any security holder of 1st United or Valley. However, Valley, 1st United, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from 1st United’s shareholders in respect of the merger and the solicitation of proxies from Valley’s shareholders in respect of the amendment to its certificate of incorporation to increase the authorized common shares. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on March 10, 2014 and can be obtained free of charge from Valley’s website. Information regarding the directors and executive officers of 1st United may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on April 17, 2014 and can be obtained free of charge from 1st United’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp • Focus on credit quality • Measured growth strategies • Never had a losing quarter • Heavily populated footprint • Strong customer service • Experienced senior and executive management • Experienced commercial lender • Large percentage of retail ownership – Long-term investment approach – Focus on cash and stock dividends • Large insider ownership, family members, retired employees and retired directors • Approximately 288 institutional holders or 49% of all shares held* *Source: Bloomberg as of 5/2/2014 Our Approach 4

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley’s Franchise 204 Branches New Jersey & New York NJ 72% NY 19% Loans NJ 68% NY 21% Deposits 5 16 Counties Demographic Overview (2013) NJ Core Market(1) New York City(2) Long Island U.S.A. Avg. Pop. per Sq. Mile 5,943 40,080 3,123 89 Avg. Income per Household 95,598 83,900 114,414 69,637 Avg. Deposits per Branch 99,344 532,350 107,636 88,623 VLY Deposits(3) 7.3 billion 1.6 billion 1.1 billion 11.3 billion VLY Deposit Market Share 10.48% 0.23% 1.12% 0.15% (1)NJ Core Market includes Passaic, Morris, Hudson, Essex and Bergen Counties (2)New York City includes Brooklyn, Queens and Manhattan (3) Excludes Government and Sweep Deposits Source: SNL Financial

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. • Business Friendly – #1 tax climate for businesses in the Southeast U.S. • Zero personal income tax • 5.5% Corporate Business Tax Rate – Pro-business Governor and legislative agenda – Competitive cost of doing business • High Growth Potential – Entrance into historically high growth market – Adding franchise with strong organic and acquisitive growth history – 1st United’s experienced management team has built three major Florida banking franchises • Complementary to VLY Franchise – Low cost deposit funding source for Franchise – Opportunity to expand VLY’s successful product niches into a new market • Residential Lending • Consumer Lending – Retains strong capital on larger business, earning asset base Valley’s Franchise Future Florida Franchise FL 9% Loans FL 11% Deposits 6 21 Branches 8 Counties

Low Execution Risk

Proven Acquirer & Retention of Key Personnel

- Rudy Schupp (CEO) to lead VLY's Florida Operation
- Warren Orlando (Chairman) & John Marino (President & CFO) will be prominent in leading the integration and client retention effort
- Non-compete agreements with executive management
- VLY has a proven track record of timely and seamless integrations with acquired institutions
- Comprehensive due diligence
  - 72% of non-covered commercial loans
  - 55% of non-covered consumer loans
- Technology has dramatically increased VLY's ability to manage risk in remote locations
  - Remote deposit capture, video conferencing & Internet/mobile delivery channels
- Consumer loans originated in Florida but underwritten and serviced in NJ

Year	Recent Bank Acquisitions	State	Asset Size	Days to Convert
2014	**1st United Bank**	**FL**	**$1.7 billion**	
2012	State Bank of Long Island	NY	$1.6 billion	90
2010	The Park Avenue Bank (FDIC)	NY	$0.5 billion	91
2010	LibertyPointe Bank (FDIC)	NY	$0.2 billion	86
2008	Greater Community Bank	NJ	$1.0 billion	40
2005	NorCrown Bank	NJ	$0.6 billion	50
2005	Shrewsbury State Bank	NJ	$0.4 billion	51
2001	Merchants Bank	NY	$1.4 billion	103

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved.

7

Valley National Bancorp

Financially Attractive Transaction

Key Terms

Consideration & Structure	Structure	•*100% common stock consideration; 0.89 / 1 exchange ratio**
	Transaction Value	•*~$312 million***
	Taxable / Non Taxable	•*Non-taxable merger transaction*
Pricing Multiples (Based on VLY 5/5/14 Close of $9.83)	Price / Tangible Book	•*1.80x*
	Price / Book	•*1.28x*
	Price / 2015 Estimated EPS	•*17.8x (Does not include projected cost saves)*
	Market Premium	•*19.8%*
	Core Deposit Premium	•*16.7%*
Financial Impact & Assumptions	Earnings	•Estimated to be EPS accretive in 2015 (excludes substantial identified synergies)
	Tangible Book Value Earn-back	•Approximately 4.25 years (Initial dilution of 2.7% inclusive of purchase accounting marks)
	Capital	•Immediately accretive to Tier I RBC ratio and TCE / TA
	Loan Mark	•~1.93% of Non-Covered Loans (includes ALLL balance as of 3/31/14)
	Cost Saves	•*~25% of 2013 of non-interest expense (28% of recurring 2014 projected non-interest expense)*
	Transaction One-Time Charges	•*~$26 million after tax*
Closing & Other	Due Diligence	•*~70% of non-covered loan portfolio reviewed by Valley's experienced staff*
	Approvals	•*Subject to customary regulatory, FUBC shareholder approval for merger and VLY shareholder approval of authorized common share increase*
	Management Transitions	•*VLY inherits strong seasoned Florida bank management team*
	Expected Closing	•*4Q 2014*

*Exchange ratio subject to a cuff and collar as outlined in the merger agreement

**Includes cash consideration paid to option holders, based on VLY 5/5/14 close of $9.83

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved.
8

Valley National Bancorp

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Financial Highlights (1) Valley 3/31/2014 1st United 3/31/2014 Pro-Forma 3/31/2014 Assets ($ Billion) $16.3 $1.7 $18.1 Loans ($ Billion) $11.7 $1.2 $12.9 Covered Loans ($ Billion) $0.1 $0.2 $0.3 Deposits ($ Billion) $11.3 $1.4 $12.7 Branches 204 21 225 Tangible Common Equity / Tangible Assets (1) 6.91% 10.03% 7.00% Tangible Common Equity / Risk Weighted Assets (1) 9.21% 14.65% 9.40% Leverage Ratio 7.37% 10.09% 7.38% Tier I Risk Based Capital Ratio 9.72% 14.70% 9.90% Total Risk Based Capital Ratio 11.85% 15.58% 11.85% Pro-Forma Impact Financial Summary 9 (1) See Non-GAAP disclosures at end of presentation

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. $200.3 $198.4 $194.2 $124.9 $114.6 $100 $150 $200 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Th o u sa n d s Valley’s 1Q 2014 Highlights 1Q Highlights Linked Quarter Loan Growth* • 1Q 2014 net income of $33.8 million or $0.17 per diluted common share as compared with 1Q 2013 net income of $31.3 million or $0.16 per diluted common share • Total non-covered loans increased linked quarter by $142.2 million or 5.0% on an annualized basis • Transferred $35.6 million of non-performing loans to Held for Sale resulting in charge-offs of $8.3 million. – Expect incremental positive impacts related to FDIC Insurance Assessment, decrease in carrying costs and improved NIM performance • Despite charge-offs related to pending NPL sale, provision decreased by $2.4 million linked quarter to $4.0 million • Effective Tax Rate decreased to 2.4% from 28.9% linked quarter, largely due to a $8.3 million reduction in reserve for unrecognized tax benefits Dashboard 24.69% 8.20% 4.81% 0% 5% 10% 15% 20% 25% 30% Auto Loans Commercial Real Estate Commercial & Industrial **Excludes Purchase Credit Impaired Loans As of 3/31/2014 *Non-Covered Loans, annualized Non-Performing Assets** 10

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp Funding Base – Scheduled Maturities (thousands) 2015 2016 2017 Certificate of Deposits $261,909 $134,555 $243,511 Borrowings 400,000 326,979 805,000 Derivatives* 100,000 200,000 100,000 Total $761,909 $661,534 $1,148,511 Balance Sheet Average Cost of Funds** 3.86% 4.40% 3.63% Deposit and Borrowing Maturities *Includes interest rate swaps and caps used to hedge deposit products **Includes derivative premium amortization and current cash flows 11

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Pro-Forma Impact Loan Composition Commercial Real Estate 44% 1-4 Family 21% Commercial & Industrial 17% Auto 8% Other Consumer 6% Construction 4% Valley Commercial Real Estate 62% 1-4 Family 15% Commercial & Industrial 18% Other Consumer 1% Construction 4% 1st United Commercial Real Estate 46% 1-4 Family 21% Commercial & Industrial 17% Auto 7% Other Consumer 5% Construction 4% Pro-Forma Loan Portfolio (millions) Amount % Commercial Real Estate $5,136 44% Residential Mortgage 2,479 21% Commercial & Industrial 2,040 17% Auto Loans 957 8% Other Consumer 669 6% Construction and Development 414 4% Total Loans $11,695 100% Loan Portfolio (millions) Amount % Commercial Real Estate $717 62% Residential Mortgage 178 15% Commercial & Industrial 212 18% Auto Loans - 0% Other Consumer 11 1% Construction and Development 41 4% Total Loans $1,159 100% Loan Portfolio (millions) Amount % Commercial Real Estate $5,853 46% Residential Mortgage 2,657 21% Commercial & Industrial 2,252 17% Auto Loans 957 7% Other Consumer 680 5% Construction and Development 455 4% Total Loans $12,854 100% 12

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp Asset & Loan Composition Non-Covered Loans 70.5% Securities 16% Covered Loans 0.5% <2> Cash 2% Intangible Assets 3% Other Assets <1> 8% Commercial Real Estate 44% Residential Mortgages 21% Commercial Loans 17% Auto Loans 8% Other Consumer 6% Construction Loans 4% Total Assets $16.3 Billion Non-Covered Loans (Gross) $11.6 Billion <1> Other Assets includes bank owned branch locations carried at a cost estimated by management to be significantly less than the current market value. <2> Loans subject to loss sharing agreements with the FDIC As of 3/31/2014 13

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Total Commercial Real Estate - $5.0 Billion (Includes both Covered and Non-Covered Loans) Primary Property Type $ Amount (Millions) % of Total Avg LTV 2010 Avg LTV Apartments 1,380 27% 32% 49% Retail 1,095 22% 51% 50% Industrial 768 15% 53% 53% Office 518 10% 48% 54% Mixed Use 503 10% 46% 45% Healthcare 280 6% 60% 61% Specialty 263 5% 47% 50% Land Loans 102 2% 59% 58% Residential 89 2% 50% 52% Other 45 1% 38% 46% 22% 15% 10% 10% 6% 5% 2% 2% 1% Apartments 27% -Average LTV based on current balances and most recent appraised value. - LTV calculation excludes Covered Loans. -The total CRE loan balance is based on Valley’s internal loan hierarchy structure and does not reflect loan classifications reported in Valley’s SEC and bank regulatory reports. -The chart above does not include $394 Million in Construction loans. Commercial Real Estate Diversified Portfolio As of 3/31/2014 14

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Total Retail Property Types - $1.1 Billion 24% 22% 22% 10% 8% 5% 4% 3% 2% Retail Property Type % of Total Avg LTV 2010 Avg LTV Multi-Tenanted - Anchor 24% 52% 49% Multi-Tenanted – No Anchor 22% 54% 55% Single Tenant 22% 54% 51% Auto Dealership 10% 49% 52% Private & Public Clubs 8% 37% 32% Food Establishments 5% 55% 51% Entertainment Facilities 4% 53% 43% Private Education Facilities 3% 41% 51% Auto Servicing 2% 47% 52% -Average LTV based on current balances and most recent appraised value -The chart above excludes construction loans. - LTV calculation excludes Covered Loans. Retail Composition Commercial Real Estate As of 3/31/2014 15

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 33% 20% 12% 11% 10% 8% 4% 2% Primary Property Type $ Amount (Millions) % of Total 2010 % of Total Residential 129 33% 49% Apartments 87 20% 3% Retail 67 12% 8% Land Loans 44 11% 13% Mixed Use 30 10% 14% Other 26 8% 10% Healthcare 17 4% 2% Specialty 9 2% 1% Composition Construction Loan Total Construction Loans - $394 Million -Construction loan balance is based on Valley’s internal loan hierarchy structure and does not reflect loan classifications reported in Valley’s SEC and bank regulatory reports. As of 3/31/2014 16

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Asset Quality 2003 – 2014 Average Net Charge-offs 0.09% 0.62% 0.27% 0.06% 0.07% 0.45% 0.24% 0.33% 0.76% 1.58% 0.39% 0.41% 1.35% 0.61% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% CRE C&I C&D Residential Home Equity Consumer Total VLY Peers Source: SNL Financial data as of 2/3/2014 Peer group includes banks between $3 billion and $50 billion in assets As of 3/31/2014 17

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Pro-Forma Impact Deposit Composition Non-Interest Bearing Deposits 33% Interest Bearing Deposits 48% Time Deposits 19% Valley Non-Interest Bearing Deposits 38% Interest Bearing Deposits 42% Time Deposits 20% 1st United Non-Interest Bearing Deposits 33% Interest Bearing Deposits 48% Time Deposits 19% Pro-Forma Deposit Portfolio (millions) Amount % Non-Interest Bearing Deposits $3,705 33% Interest Bearing Deposits 5,450 48% Time Deposits 2,113 19% Total Deposits $11,268 100% Deposit Portfolio (millions) Amount % Non-Interest Bearing Deposits $540 38% Interest Bearing Deposits 602 42% Time Deposits 288 20% Total Deposits $1,429 100% Deposit Portfolio (millions) Amount % Non-Interest Bearing Deposits $4,245 33% Interest Bearing Deposits 6,052 48% Time Deposits 2,400 19% Total Deposits $12,697 100% 18

Shareholder Returns

Historical Financial Data (1) *(Dollars in millions, except for share data)*

Period Ended (2)	Total Assets	Net Income (3)	Diluted Earnings Per Common Share	Return on Average Assets	Return on Average Equity	Cash Dividends Declared Per Common Share	Common Stock Splits and Dividends	
1Q 2014	$16,344	$33.8	$0.17	0.84 %	8.76 %	$0.11	N/A	N/A
2013	16,157	132.0	0.66	0.83	8.69	0.60	N/A	N/A
2012	16,013	143.6	0.73	0.91	9.57	0.65	5/12 - 5%	Stock Dividend
2011	14,253	132.5	0.74	0.93	10.11	0.66	5/11 - 5%	Stock Dividend
2010	14,151	130.0	0.73	0.92	10.23	0.65	5/10 - 5%	Stock Dividend
2009	14,291	114.8	0.57	0.80	8.55	0.66	5/09 - 5%	Stock Dividend
2008	14,724	92.3	0.57	0.68	8.61	0.66	5/08 - 5%	Stock Dividend
2007	12,749	153.2	1.00	1.25	16.43	0.65	5/07 - 5%	Stock Dividend
2006	12,395	163.7	1.04	1.33	17.24	0.64	5/06 - 5%	Stock Dividend
2005	12,436	163.4	1.06	1.39	19.17	0.62	5/05 - 5%	Stock Dividend
2004	10,763	154.4	1.05	1.51	22.77	0.60	5/04 - 5%	Stock Dividend
2003	9,873	153.4	1.05	1.63	24.21	0.57	5/03 - 5%	Stock Dividend
2002	9,148	154.6	1.01	1.78	23.59	0.54	5/02 - 5:4	Stock Split
2001	8,590	135.2	0.85	1.68	19.70	0.51	5/01 - 5%	Stock Dividend
2000	6,426	106.8	0.82	1.72	20.28	0.48	5/00 - 5%	Stock Dividend
1999	6,360	106.3	0.77	1.75	18.35	0.45	5/99 - 5%	Stock Dividend
1998	5,541	97.3	0.74	1.82	18.47	0.41	5/98 - 5:4	Stock Split

(1) All per share amounts have been adjusted retroactively for stock splits and stock dividends during the periods presented. Data for the years prior to 2001 in the table above exclude certain prior year results for merger transactions accounted for using the pooling-of-interests method.

(2) Previously reported results for 2011, 2010, 2009 and 2008 have been revised to reflect an increase in non-interest expense, which after taxes, reduced net income by $1.1 million, $1.2 million, $1.2 million and $1.3 million, respectively, and reduced basic and diluted earnings per common share by $0.01 for each of these years. Total assets and the other statistical data presented in the table have been revised accordingly.

(3) Net income includes other-than-temporary impairment charges on investment securities, net of tax benefit, totaling $3.0 million, $12.2 million, $2.9 million, $4.0 million, $49.9 million, $10.4 million, and $3.0 million for the years ended 2012, 2011, 2010, 2009, 2008, 2007, and 2006, respectively.

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved.
19

Valley National Bancorp

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. For More Information Log onto our web site: www.valleynationalbank.com E-mail requests to: tscortes@valleynationalbank.com Call Shareholder Relations at: (973) 305-3380 Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Tina Cortes, Shareholder Relations Specialist Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC 20

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Non-GAAP Disclosure Reconciliations 21 3/31/2014 ($ in Thousands) VLY 3/31/2014 FUBC 3/31/2014 Pro-Forma* 3/31/2014 Total Assets $16,344,464 $1,738,395 $18,128,539 Less: Goodwill & Other Intangible Assets (462,420) (67,603) (611,880) Total Tangible Assets (TA) $15,882,044 $1,670,792 $17,516,659 Total Equity $1,559,889 $235,241 $1,837,653 Less: Goodwill & Other Intangible Assets (462,420) (67,603) (611,880) Total Tangible Common Equity (TCE) $1,097,469 $167,638 $1,225,773 Risk Weighted Assets (RWA) $11,918,661 $1,144,325 $13,045,016 Ratios TCE / TA 6.91% 10.03% 7.00% TCE / RWA 9.21% 14.65% 9.40% * Pro-Forma includes estimated purchase accounting adjustments

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 22